Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-192189, No. 333-192320, No. 333-204827 and No. 333-204828) of FTD Companies, Inc. of our report dated March 10, 2014 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 10, 2016